Exhibit 99.2

Q1 2019 SHAREHOLDER LETTER MAY 8, 2019

HIGHLIGHTS

LEAF GROUP REVENUE

$34.0 Million +1% YoY

(First Quarter 2019)



$33.7M
$34.3M
$41.5M
$45.5M
$34.0M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

LEAF GROUP NET LOSS

$(10.3) Million

(First Quarter 2019)



$(5.9)M
$(6.3)M
$(6.0)M
$(4.9)M
$(10.3)M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

LEAF GROUP ADJUSTED EBITDA[1]

$(5.6) Million

(First Quarter 2019)



$(1.2)M
$(0.6)M
$0.1M
$0.3M
$(5.6)M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

MARKETPLACES REVENUE

$20.8 Million -1% YoY

(First Quarter 2019)



$21.0M
$19.7M
$24.7M
$28.6M
$20.8M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

MEDIA REVENUE

$13.2 Million +3% YoY

(First Quarter 2019)



$12.8M
$14.7M
$16.7M
$16.9M
$13.2M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

Q1 2019 FINANCIAL SUMMARY

Leaf Group is comprised of two reporting segments: Marketplaces and Media.

For the first quarter of 2019:

- Total revenue increased 1% year-over-year from $33.7 million to $34.0 million due to a 3% increase in Media revenue, partially offset by a 1% decrease in Marketplaces revenue.
- Marketplaces revenue declined 1% year-over-year from $21.0 million to $20.8 million, reflecting a 5% year-over-year decline in Society6 Group revenue and a 26% increase in Saatchi Art Group revenue year-over-year.
- Media revenue increased 3% year-over-year from $12.8 million to $13.2 million. The increase in Media revenue was attributable to the Well+Good acquisition in June 2018 and an increase in revenue from our premium sites, including Hunker, partially offset by a decrease in revenue from Livestrong.com.
- Net loss was $(10.3) million for the quarter, declining 74% year-over-year, and Adjusted EBITDA[1] was $(5.6) million for the quarter, declining $4.4 million year-over-year.
- Cash and cash equivalents was $19.7 million at period end with no debt outstanding.
- On a consolidated basis, Leaf Group's properties reached over 64 million monthly unique visitors in the U.S. in March 2019 (source: March 2019 U.S. comScore).

1 Non-GAAP financial measures used in this letter are reconciled to their nearest GAAP equivalents at the end of this letter.

LEAF GROUP | Q1 2019 Shareholder Letter 2

TO OUR SHAREHOLDERS Welcome to our Q1 2019 Shareholder Letter. ART & DESIGN While we delivered against key initiatives in Q1 and saw strong growth in several of our brands, we were not pleased with our overall Q1 performance. In Q1, three main challenges impacted our business. First, we experienced slower than expected growth of branded direct revenue as we began to focus on larger brand partnerships with longer sales cycles. Second, as previously disclosed, Livestrong.com’s revenue has been adversely affected on a year-over-year basis by the Google algorithm update implemented in August 2018 that impacted many sites in the health and wellness sector. Third, Society6’s results continue to reflect the headwinds of a shift away from third-party marketplaces, international softness and ongoing promotional pressure. In the quarter, however, we note several positive trends that set the stage for stronger revenue growth in the second half of 2019 and into 2020. For instance, we are seeing robust traffic growth in Q1 2019 for our digital brands, reaching more than 64 million monthly unique visitors (March 2019 U.S. comScore), and we now rank #51 in the U.S., up from #67 at the end of Q4 2018. Leaf Group now reaches roughly one-fourth of the U.S. internet population providing ample runway for revenue growth and diversification. In addition, we saw a 30% increase in Livestrong.com traffic from February to March and we believe that traffic will continue to improve over the course of the year. Hunker ended the quarter as the largest single-site digital home brand in the U.S. at 11.5 million monthly unique visitors (March 2019 U.S. comScore), opening the door for further monetization improvements. Our unified sales approach in our Media business is also beginning to bear fruit. For instance, in February 2019 we signed our largest ever branded direct deal with Athleta, leveraging our combined fitness and wellness offerings. FITNESS & WELLNESS With respect to Society6, we have taken important steps to restore growth. We decided late last month to seek new leadership for Society6 and a search is underway. This quarter we launched our first fully localized site in Germany as an initial step to take advantage of the significant international opportunity. We currently plan on rolling out additional localized sites through 2019 and 2020. Following the integration of Deny Designs, our Society6 B2B segment is delivering strong growth as our hospitality and retail partners are looking for unique and differentiated products. Having taken these steps and with continued operational focus, we are confident that we can restore Society6 to healthy growth. The Saatchi Art Group had a strong quarter in Q1, growing revenue 26% year-over-year. The Other Art Fair posted robust 29% year-over-year revenue growth with strong consumer demand at fairs this past quarter in Los Angeles, London, and Sydney. We will continue to focus our investments, intelligently balancing growth and profitability, and expect to be Adjusted EBITDA positive for 2019, excluding potential proxy contest costs including the fees of legal, financial and other advisors. LEAF GROUP | Q1 2019 Shareholder Letter 3

LEAF GROUP’S STRATEGIC PILLARS Last quarter, in our first shareholder letter, we gave you the background on the ongoing transformation of the business. With that context in mind, in this letter, we wanted to articulate the strategic pillars for our business. • Building Digital First Brands in High Passion Lifestyle Categories • Leveraging a Unified View of our More than 60 Million Monthly Visitors to Build and Grow our Brands • Using M&A as a Strategic Weapon to Lead our Categories of Focus and Accelerate Growth • Using our Corporate Platform to Provide Capital, Speed to Market and Scale for our Individual Brands Our goal is to build enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and art and design (Saatchi Art, Society6 and Hunker). We believe that the best way to build sustainable consumer businesses is to find the nexus between offering products, content and services that consumers love and creating a scalable platform that enables artists, writers and designers to share their expertise and make a living while pursuing their passions. In today’s commercial environment, consumers are increasingly looking for authentic, differentiated, and high-quality products and services. By bringing together consumers and creators in high passion categories, we’re able to create fresh, innovative products that deeply resonate with our consumers and cultivate brand loyalty. With over 60 million monthly unique visitors to our media properties and marketplaces, we now have access to approximately one-fourth of the US internet population. Early on, we recognized the tremendous value and the unique opportunity offered by the wealth of data that comes with owning a portfolio of businesses across content and commerce. For instance, our media properties operate on a common technology platform that gives us a deeper understanding of the consumer as the consumer moves across our brands. This perspective enables improvements in search engine optimization, customer acquisition and retention and customer service. In our Marketplace businesses, we are beginning to leverage this data to create contextual and relevant commerce experiences and create new revenue opportunities. We firmly believe that this unified customer view provides us with a key competitive edge by enabling us to gain deeper insights into consumer behavior. LEAF GROUP | Q1 2019 Shareholder Letter 4 UNIFIED CUSTOMER VIEW DIGITAL FIRST BRANDS

Over the past three years, we’ve acquired several companies that extend our category leadership. We generally prefer to acquire bootstrapped companies with founders who have built great businesses, but need more capital and operating infrastructure to move to the next level. M&A also enables us to bring in great managers who increase our talent density and strengthen our leadership bench. To minimize the risk attendant with any acquisition, we tend to structure these deals through a combination of an upfront payment and an earnout tied to performance. At the same time, we are not averse to selling businesses where doing so furthers the overall objectives of the portfolio. Indeed, since 2015, we have sold seven businesses, with annualized revenue of approximately $13 million for total consideration of $42 million. We are rigorous in our decision-making regarding both acquisitions and divestitures and regard this as an area of core competency for us. Our corporate platform provides us with the capability to accelerate growth for the brands within our portfolio by providing each brand with direct access to capital, robust technology and shared best practices in fundamental areas such as customer acquisition and retention, search engine optimization and business intelligence. In addition, the breadth of the portfolio provides each of our brands with a deep understanding of our global customer base and target audience. Taken together, the platform enables our young brands to leverage the resources of a much larger company, while maintaining the agility and creativity necessary to thrive in fast-growing markets. LEAF GROUP | Q1 2019 Shareholder Letter 5 CORPORATE PLATFORM STRATEGIC M&A

Q1 2019 BUSINESS HIGHLIGHTS

In Q1 2019, Leaf Group delivered 1% top line growth with revenue of $34.0 million, driven by 3% growth in Media and a 1% decline in Marketplaces. Net loss was $(10.3) million for the quarter, declining 74% year-over-year. We stepped up our investments in Q1 2019, especially in content renovation on premium media sites, expanding our branded direct salesforce, mobile to improve site speed and customer experience and the rollout of our first localized international site for Society6 in Germany. Additionally, in Q1 2019, we incurred corporate and legal expenses of $0.7 million associated with potential proxy contest costs including fees of legal, financial and other advisors. As such, Adjusted EBITDA for Q1 2019 was $(5.6) million, a decline from $(1.2) million for the same period a year ago.

FITNESS & WELLNESS

Our brand partnerships division introduced the Fitness Wellness Group, a new approach to leverage the union of our two leading brands, Well+Good and Livestrong.com, and our position as a digital authority in the fitness and wellness space. We are utilizing these combined resources and expertise in custom content to execute highly differentiated brand experiences for our partners. Under this new directive in Q1 2019, the team has already secured a brand partnership with activewear brand Athleta. This is the largest branded media deal in Leaf Group and Well+Good history with a multi-year partnership of in-store events, custom video and articles, media, and custom research and insights. Additional partnerships in Q1 2019 across the Fitness Wellness Group include: CALIA, Thicker Fuller Hair, Renew Life, and MitoQ.


WELLNESS COLLECTIVE
THE LOUNGE
GET COMFY!
SERIOUS WELLNESS
LEARNINGS AHEAD
WELLNESS COLLECTIVE
THE WORKSHOP
WELLNESS COLLECTIVE
THE LOUNGE

Wellness Collective New York City
Photos by Rob Tringali

LEAF GROUP | Q1 2019 Shareholder Letter 6

WELL+GOOD

Well+Good continues to drive strong traffic growth in Q1 2019 with overall audience reaching 6.9 million monthly unique visitors in March 2019 (March 2019 U.S. comScore), a 60% year-over-year increase. Well+Good Retreats launched in Q1 2019 with a lineup of highly-curated wellness experiences, including world-class workouts, cooking workshops and expert-approved wellness classes open to the public. The first retreat held in Palm Springs, California resulted in sold out ticket sales and brought in sponsorship revenue from Johnson & Johnson and ASICS brands. Well+Good Retreats will continue throughout the year with an ongoing collaboration with Miraval Wellness Resorts & Spas. We are seeing a greater demand for offline programming and custom events of this scale from our brand partners and expect to see this trend continue throughout 2019.


WELL+GOOD

Well+Good Retreat, Palm Springs
Miraval Wellness Resorts & Spas
Photos by Aubre Salas

LIVESTRONG™.COM

In Q1 2019, Livestrong.com began a significant content renovation process to maximize searchability and promote featured editorial content. These investments in Q1 2019 are beginning to pay dividends as monthly unique visitors in March 2019 grew to 13 million (March 2019 U.S. comScore), a 30% improvement from February 2019. Additionally, through rolling out new ad units and product updates, we've seen viewability improvement across Livestrong.com. Editorial and audience development continues to be a priority for Livestrong.com. We've implemented new processes to ensure the highest quality of content for 2019 and integrated new editorial team members at our New York office.



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LEAF GROUP | Q1 2019 Shareholder Letter 7

Our Art & Design category continues to push boundaries with offline initiatives and branded campaigns to build greater brand awareness and grow audiences. Hunker launched its first physical space for programming and branded opportunities and Saatchi Art introduced a Women in Art campaign timed to take place during Women’s History Month. We are also working toward a comprehensive international localization plan for Society6 with the debut of its first international site for German customers in Q1 2019. Hunker House Saatchi Art Women’s History Month Society6 Internationalization RANKED #1 RANKED #1 DIGITAL HOME BRAND2 Hunker’s growth in traffic and engagement continues to rise as it became the largest digital ad-supported home brand on a single-site basis in the U.S., reaching 11.5 million monthly unique visitors (March 2019 U.S. comScore). As our intent-driven audience grows, Hunker is garnering traction with top-tier advertisers including our first branded deal with Home Depot and returning brands such as Levelor, Miele and Bona in Q1 2019. In January 2019, we officially launched the Hunker House, an experiential home base for the brand’s carefully curated editorial and marketing initiatives. The loft-style house in Venice, California serves as an intimate, long-term space for original content creation, brand storytelling, events, and partnership activations, bringing together marquee brands and key leaders in home design. Initial brand partners include Blu Dot, Dims, Sonos, Armadillo & Co., Bend Goods, Floyd, Hem, Year & Day, Ettitude, Luma Sleep as well as our portfolio brands Society6 and Saatchi Art. Hunker House in Venice, California 2 March 2019 U.S. comScore LEAF GROUP | Q1 2019 Shareholder Letter 8 ART & DESIGN

SAATCHI ART

Saatchi Art delivered another strong quarter with 12% Gross Transaction Value, or GTV, growth online and 25% overall revenue growth continuing to gain share in the large and highly fragmented $67 billion global art market. Saatchi Art celebrated Women's History Month with its Refuse to Be the Muse campaign highlighting some of the site's best-selling and rising star women artists. An all-women artist print catalog and short film accompanied the campaign featuring a conversation with seven women artists and Saatchi Art's Chief Curator, Rebecca Wilson discussing the transformation of women's roles in the traditional art world. The campaign garnered more than three billion earned media impressions and press coverage by Elle Decor, Nylon, Domino, and Robb Report to name a few. Saatchi Art also set a new record in its history with the most expensive artwork ever sold, an $82,000 sculpture shipped to a repeat buyer in the U.S. from a U.K.-based artist. Additionally, The Other Art Fair saw tremendous growth with its Spring fairs and a 31% year-over-year growth in art sales for the Sydney fair. We expect to see further growth from domestic fairs with The Other Art Fair's return to Chicago and Brooklyn in May 2019.



"*Icarus I*" by Nicola Godden, United Kingdom
Sold for $82,000


SAATCHI ART
Refuse to be the Muse

Women's History Month - Refuse to be the Muse Campaign

"My art allows me to be heard."



Ysabel Lemay
Artist

LEAF GROUP | Q1 2019 Shareholder Letter 9

Society6 initiated its international localization in Q1 2019 with the launch of Society6.de on Friday, March 29th, 2019 featuring 21 products, local currency and payment methods and customer service. The successful German site launch provides the template for continued international expansion in the second half of 2019 and into 2020. With roughly 20% of Society6 GTV in international markets and limited prior investment, we believe there is a long runway for growth as we significantly improve the customer experience in each key local market. Additionally, in our core U.S. direct-to-consumer segment, we are continuing to expand our product offering adding yoga mats and fanny packs. For our B2B business segment, we’ve positioned Deny Designs as the exclusive wholesale brand of Society6. The new website and tradeshow strategy allow us to further penetrate new channels including hospitality, corporate gifting and a localized boutique strategy. Society6 launched Society6.de in Germany in Q1 2019 LEAF GROUP | Q1 2019 Shareholder Letter 10

FINANCIAL REVIEW

LEAF GROUP REVENUE

$34.0 Million +1% YoY

(First Quarter 2019)



$33.7M
$34.3M
$41.5M
$45.5M
$34.0M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

LEAF GROUP NET LOSS

$(10.3) Million

(First Quarter 2019)



$(5.9)M
$(6.3)M
$(6.0)M
$(4.9)M
$(10.3)M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

LEAF GROUP ADJUSTED EBITDA

$(5.6) Million

(First Quarter 2019)



$(1.2)M
$(0.6)M
$0.1M
$0.3M
$(5.6)M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

Total revenue for Q1 2019 was $34.0 million, up 1% year-over-year driven by 3% year-over-year growth in our Media Segment, partially offset by a 1% year-over-year decline in our Marketplaces Segment. Net loss for Q1 2019 was $(10.3) million, a 74% decline year-over-year. Adjusted EBITDA was $(5.6) million in Q1 2019, a $4.4 million decline versus the prior year period. Cash flows from operations for Q1 2019 was $(7.0) million, while free cash flow[3] for Q1 2019 was $(8.6) million, ending the quarter with a cash balance of $19.7 million.

MEDIA REVENUE

$13.2 Million +3% YoY

(First Quarter 2019)



$12.8M
$14.7M
$16.7M
$16.9M
$13.2M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

MEDIA REVENUE PER VISIT[4]

$18.83 +16% YoY

(First Quarter 2019)



$16.25
$19.04
$25.17
$27.19
$18.83
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

MEDIA VISITS

701 Million -11% YoY

(First Quarter 2019)



786M
770M
665M
622M
701M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

Q1 2019 Media revenue was $13.2 million, up 3% year-over-year from $12.8 million in the prior year. Media revenue growth was driven by the addition of Well+Good, which we acquired in June 2018, and further monetization gains across our media properties including Hunker, partially offset by a decrease in revenue on Livestrong.com.

Total visits to our media properties in Q1 2019 were 701 million, down 11% versus the prior year period as growth in our premium sites, such as Hunker and Well+Good, was offset by reductions in Livestrong.com traffic attributable to the August 1, 2018 Google search algorithm update and significant reductions in our content library as we seek to deepen consumer engagement by focusing on the content they desire. RPV for our Media properties was $18.83 for Q1 2019, up $2.58 or 16% versus the prior year period, driven by the addition of a full quarter of Well+Good results and reflecting the strength in video and programmatic as well as improving monetization across our media assets. Q1 2019 Media revenue declined $3.7 million on a quarter-over-quarter basis driven by softness in branded direct revenue especially in Fitness & Wellness associated with deal timing and the increased focus on branded direct sales.

3 Non-GAAP financial measures used in this letter are reconciled to their nearest GAAP equivalents at the end of this letter.

4 Revenue per one thousand visits.

LEAF GROUP | Q1 2019 Shareholder Letter 11

MARKETPLACES REVENUE

$20.8 Million -1% YoY

(First Quarter 2019)


$21.0M
$19.7M
$24.7M
$28.6M
$20.8M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

MARKETPLACES GTV

$27.1 Million +2% YoY

(First Quarter 2019)


$26.6M
$24.5M
$30.2M
$35.7M
$27.1M
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

MARKETPLACES TRANSACTIONS

297 Thousand -3% YoY

(First Quarter 2019)


308K
273K
374K
481K
297K
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019

Q1 2019 Marketplaces Segment revenue was $20.8 million, down 1% year-over-year. This decline was driven by a 5% decrease in revenue for Society6 Group while revenue for Saatchi Art Group grew 26% year-over-year. Q1 2019 Marketplaces GTV increased 2% year-over-year to $27.1 million. Transactions in Q1 2019 were down 3% year-over-year largely due to prioritizing sales on the Society6 platform directly rather than through third-party marketplaces, yielding lower transaction volume, but increasing Average Order Value.

In Q1 2019, Society6 generated mid-single digit U.S. direct-to-consumer GTV growth consistent with Q4 2018. In Q1 2019, we began collecting internet sales tax in additional states based on recent legislative changes. International GTV declined 6% in Q1 2019 versus the prior year period. Importantly, on March 29th, 2019, we successfully launched our first localized international site for Society6 in Germany and we believe there is a significant opportunity to improve global sales at Society6 and potentially double international GTV over the next three years. Additionally, as expected, growth was negatively impacted by our decision to focus less on third-party marketplaces and more on direct customer relationships which was the primary driver of lower transactions year-over-year. Society6 third-party marketplaces GTV declined 92% year-over-year in Q1 2019 versus a 64% decline in Q4 2018. We expect these temporary headwinds to persist through Q2 2019 and expect Society6 growth to improve in the second half of 2019 as we roll out new localized sites internationally, implement a new third-party merchandising plan and make investments in mobile to improve site speed and customer experience. Lastly, we saw a strong rebound and growth in our B2B segment in Q1 2019 with GTV more than doubling year-over-year. While B2B remains a smaller percentage of overall Society6 Group GTV, we believe there is ample runway for growth in this channel as retailers are looking for unique, differentiated products.

Saatchi Art Group delivered another strong quarter with Q1 2019 revenue increasing 26% year-over-year driven by 25% revenue growth for Saatchi Art. Saatchi Art saw solid growth online as well as strengthening sales in its emerging hospitality segment as the Saatchi brand is gaining traction with designers and property owners. The Other Art Fair also drove strong growth with Q1 2019 revenue increasing 29% year-over-year as its three fairs in Sydney, London and Los Angeles all delivered organic growth as compared to the three fairs in the prior year period.

Our quarterly net loss for Q1 2019 was $(10.3) million, declining 74% year-over-year. Q1 2019 Adjusted EBITDA declined $4.4 million year-over-year to $(5.6) million driven by investments in content renovation, expanding branded direct salesforce, mobile to improve site speed and customer experience and the international launch of our localized Society6 site in Germany. As well, Adjusted EBITDA was negatively impacted by lower gross margin at Society6. Q1 2019 Adjusted EBITDA included $0.7 million costs associated with the potential proxy contest costs including fees of legal, financial and other advisors.

LEAF GROUP | Q1 2019 Shareholder Letter 12

MARKETPLACES CONTRIBUTION $(1.3) Million (First Quarter 2019) MEDIA CONTRIBUTION $3.6 Million (First Quarter 2019) -34% YoY $0.3M $(0.5)M $3.6M $(1.0)M $(1.3)M Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 LEAF GROUP NET LOSS $(10.3) Million (First Quarter 2019) LEAF GROUP ADJUSTED EBITDA $(5.6) Million (First Quarter 2019) Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q1 2019 Media Segment Contribution Margin decreased 34% year-over-year to $3.6 million, or 27.3% of Media revenue, driven primarily by lower revenue for Livestrong.com, content renovation investments and expansion of our direct branded salesforce. On the Marketplaces side, Segment Contribution Margin for Q1 2019 was $(1.3) million versus $0.1 million in the prior year period as we invested incrementally in our Marketplaces segment including new hires to support mobile, marketing and international growth initiatives. Additionally, Society6 gross margin was negatively impacted by higher promotions including free shipping and increased artist commission expense due to a shift in product mix. Q1 2019 corporate expense of $7.9 million represented 23.3% of revenue, up from 20% in Q1 2018 due to costs of $0.7 million associated with potential proxy contest costs including fees of legal, financial and other advisors. Q1 2019 cash flows from operations was $(7.0) million, compared to $(5.3) million in the prior year period. Q1 2019 free cash flow was $(8.6) million, down $(1.6) million compared to free cash flow of $(7.0) million in Q1 2018. Our balance sheet remains debt free. At the end of Q4 2018, we had federal net operating loss carryforwards of approximately $220 million, which expire between 2021 and 2037. Net operating loss carryforwards generated starting in 2018 can be carried forward indefinitely. State net operating loss carryforwards of approximately $78 million expire between 2019 and 2038. Looking ahead, we intend to balance growth and investment in fiscal year 2019 including a higher level of spending in Q2 2019 both across our brands including ongoing work on content renovation, further expansion of branded direct sales as well as mobile and international investments for Society6. We expect that these investments in sales and content renovation will result in stronger revenue growth in the second half of fiscal year 2019 across our premium Media brands. On the Marketplace front, we expect growth to rebound in the second half of 2019 as Society6 completes a full year of our strategic move to focus less on third-party marketplaces and more on direct customer relationships, a shift that began in Q2 2018, as well as capitalizes on an opportunity for improvement in international sales as we roll out localized sites in additional markets. Additionally, we are focusing on improving gross margins at Society6 for the remainder of the year including pricing optimization and efforts to reduce shipping costs. We expect to be Adjusted EBITDA profitable on a full year basis in 2019, excluding costs associated with the potential proxy contest costs including fees of legal, financial and other advisors. LEAF GROUP | Q1 2019 Shareholder Letter 13 $(5.9)M $(6.3)M $(6.0)M $(4.9)M $(10.3)M $0.1M $0.3M $(1.2)M $(0.6)M $(5.6)M $0.1M $7.9M $6.5M $6.6M $5.5M

FINANCIAL SUMMARY

(In thousands, except per share amounts)

	THREE MONTHS ENDED MARCH 31,	
	2019	2018
Marketplaces revenue	$ 20,838	$ 20,967
Media revenue	13,200	12,780
Total revenue	$ 34,038	$ 33,747
Net loss	$ (10,286)	$ (5,925)
EPS - basic and diluted	$ (0.40)	$ (0.26)
Adjusted EBITDA(1)	$ (5,629)	$ (1,247)
Net cash used in operating activities	$ (6,963)	$ (5,299)
Free cash flow(1)	$ (8,570)	$ (7,001)

(1) These non-GAAP financial measures are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

OPERATING METRICS

	THREE MONTHS ENDED MARCH 31,		
	2019	2018	% CHANGE
Marketplaces Metrics:			
Number of Transactions(1)	297,245	307,935	(3) %
Gross Transaction Value(2) (in thousands)	$ 27,137	$ 26,592	2 %
Media Metrics:			
Visits - Google Analytics(3) (in thousands)	701,135	786,314	(11) %
Revenue per Visit (RPV)(4)	$ 18.83	$ 16.25	16 %

(1) Number of transactions is defined as the total number of Marketplaces transactions successfully completed by a customer during the applicable period, excluding certain transactions generated by Saatchi Art's The Other Art Fair, such as sales of stand space to artists at fairs, sponsorship fees and ticket sales.

(2) Gross transaction value is defined as the total dollar value of Marketplaces transactions, excluding the revenue from certain transactions generated by Saatchi Art's The Other Art Fair, such as sales of stand space to artists at fairs, sponsorship fees and ticket sales. Gross transaction value is the total amount paid by the customer including the total product price inclusive of artist margin, shipping charges, taxes, and is net of any promotional discounts. Gross transaction value does not reflect any subsequent cancellations, refunds or credits and does not represent revenue earned by the Company.

(3) Visits per Google Analytics is defined as the total number of times users access the Company's content across (a) one of its owned and operated properties and/or (b) one of its customers' properties, to the extent that the visited customer web pages are hosted by the Company. In each case, breaks of access of at least 30 minutes constitute a unique visit. Additionally, a visit is also considered to have ended at midnight or if a user arrives via one campaign, leaves, and then comes back via a different campaign.

(4) RPV is defined as Media revenue per one thousand visits.

LEAF GROUP | Q1 2019 Shareholder Letter 14

USE OF NON-GAAP FINANCIAL MEASURES To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Leaf Group uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Leaf Group’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Leaf Group’s peer companies. The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure. The Company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation, contingent payments to certain key employees/equity holders of acquired businesses and other payments attributable to acquisition, disposition or corporate realignment activities. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions. The Company defines Segment Operating Contribution as earnings before corporate or unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses. Management believes that the exclusion of certain expenses and gains in calculating Segment Operating Contribution provides a useful measure for period-to-period comparisons of the segment’s underlying revenue and operating costs that is focused more closely on the current costs necessary to operate the segment, and reflects the segment’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions. The Company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash flows from contingent payments to certain key employees/equity holders of acquired businesses; other payments attributable to acquisition, disposition or corporate realignment activities; purchases of property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the Company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the Company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in its businesses, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares. ABOUT LEAF GROUP Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, digital-first brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com. CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS This shareholder letter contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements set forth in this shareholder letter include, among other things, statements regarding potential synergies achieved from acquisitions, the impact of strategic operational changes and the Company’s future financial performance. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance; could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Leaf Group’s operations, markets, products and services; and are based on current expectations, estimates and projections about the Company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the Company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2018 filed with the Securities and Exchange Commission (http:// www.sec.gov) on March 4, 2019, as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: the Company’s ability to successfully drive and increase traffic to its marketplaces and media properties; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!; the Company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplace businesses; the potential impact on advertising-based revenue from lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the Company’s dependence on various agreements with a specific business partner for a significant portion of its advertising revenue; the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the Company’s history of incurring net operating losses; the Company’s ability to obtain capital when desired on favorable terms; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; the Company’s ability to effectively integrate, manage, operate and grow acquired businesses; the Company’s ability to retain key personnel; the Company’s ability to prevent any actual or perceived security breaches; the Company’s ability to expand its business internationally; the review of strategic alternatives; the Company’s ability to generate long-term value for its stockholders; and any future actions that may be taken by activist stockholders. From time to time, the Company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. Any forward-looking statement made by the Company in this shareholder letter is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to revise or update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law, and may not provide this type of information in the future. LEAF GROUP | Q1 2019 Shareholder Letter 15

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED (In thousands, except per share amounts)

	THREE MONTHS ENDED MARCH 31,	
	2019	2018
Revenue:		
Product revenue	$ 17,541	$ 18,451
Service revenue	16,497	15,296
Total revenue	34,038	33,747
Operating expenses:		
Product costs (exclusive of amortization of intangible assets shown separately below)[1]	13,818	13,337
Service costs (exclusive of amortization of intangible assets shown separately below)[1][2]	7,912	6,287
Sales and marketing[1][2]	7,638	6,989
Product development[1][2]	5,569	4,710
General and administrative[1][2]	8,540	7,308
Amortization of intangible assets	917	1,026
Total operating expenses	44,394	39,657
Loss from operations	(10,356)	(5,910)
Interest income	122	18
Interest expense	(4)	(1)
Other expense, net	(7)	(8)
Loss before income taxes	(10,245)	(5,901)
Income tax expense	(41)	(24)
Net Loss	$ (10,286)	$ (5,925)
Net loss per share - basic and diluted	$ (0.40)	$ (0.26)
Weighted average number of shares - basic and diluted	25,601	22,957

(1) Depreciation expense included in the above line items:		
Product costs	$ 368	$ 182
Service costs	936	654
Sales and marketing	7	8
Product development	11	20
General and administrative	477	565
Total depreciation	$ 1,799	$ 1,429
(2) Stock-based compensation included in the above line items:		
Service costs	$ 181	$ 149
Sales and marketing	80	210
Product development	592	508
General and administrative	1,068	1,341
Total stock-based compensation	$ 1,921	$ 2,208

LEAF GROUP | Q1 2019 Shareholder Letter 16

CONSOLIDATED BALANCE SHEET

UNAUDITED (In thousands)

	MARCH 31, 2019	MARCH 31, 2018
Assets		
Current assets		
Cash and cash equivalents	$ 19,665	$ 31,081
Accounts receivable, net	10,836	12,627
Prepaid expenses and other current assets	3,871	3,932
Total current assets	34,372	47,640
Property and equipment, net	13,087	13,126
Operating lease right-of-use assets	8,709	—
Intangible assets, net	15,023	13,933
Goodwill	19,454	19,435
Other assets	793	988
Total assets	$ 91,438	$ 95,122
Liabilities and Stockholders' Equity		
Current liabilitites		
Accounts payable	$ 3,483	$ 1,519
Accrued expenses and other current liabilities	17,667	22,149
Deferred revenue	3,470	2,115
Total current liabilities	24,620	25,783
Deferred tax liability	102	86
Operating lease liabilities	8,029	—
Other liabilities	1,266	2,566
Total liabilities	34,017	28,435
Commitments and contingencies		
Stockholders' equity		
Common stock	3	3
Additional paid-in capital	555,396	554,403
Treasury stock	(35,706)	(35,706)
Accumulated other comprehensive loss	(25)	(52)
Accumulated deficit	(462,247)	(451,961)
Total stockholders' equity	57,421	66,687
Total liabilities and stockholders' equity	$ 91,438	$ 95,122

LEAF GROUP | Q1 2019 Shareholder Letter 17

CONSOLIDATED STATEMENTS OF CASH FLOW

UNAUDITED (In thousands)

	THREE MONTHS ENDED MARCH 31, 2019	2018
Cash flows from operating activities		
Net loss	$ (10,286)	$ (5,925)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	2,716	2,455
Non-cash lease expense	475	—
Deferred income taxes	16	11
Stock-based compensation	1,921	2,208
Other	23	100
Change in operating assets and liabilities, net of effect of acquisitions and disposals:		
Accounts receivable, net	1,767	(323)
Prepaid expenses and other current assets	61	(479)
Other long-term assets	60	55
Operating lease ROU assets and liabilities	(796)	—
Accounts payable	1,881	(387)
Accrued expenses and other liabilities	(6,156)	(2,886)
Deferred revenue	1,355	(128)
Net cash used in operating activities	(6,963)	(5,299)
Cash flows from investing activities		
Purchases of property and equipment	(1,607)	(1,673)
Purchases of intangible assets	—	(29)
Cash paid for acquisitions, net of cash acquired	(1,900)	—
Net cash used in investing activities	(3,507)	(1,702)
Cash flows from financing activities		
Proceeds from exercises of stock options and purchases under ESPP	270	148
Proceeds from issuance of common stock	—	23,367
Taxes paid on net share settlements of restricted stock units	(1,322)	(1,402)
Other	(30)	(17)
Net cash (used in) provided by financing activities	(1,082)	22,096
Effect of foreign currency on cash, cash equivalents and restricted cash	—	(18)
Change in cash, cash equivalents and restricted cash	(11,552)	15,077
Cash, cash equivalents and restricted cash, beginning of period	31,935	32,300
Cash, cash equivalents and restricted cash, end of period	$ 20,383	$ 47,377
Reconciliation of cash, cash equivalents and restricted cash		
Cash and cash equivalents	$ 19,665	$ 46,523
Restricted cash included in other current assets	136	136
Restricted cash included in other long-term assets	582	718
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$ 20,383	$ 47,377

LEAF GROUP | Q1 2019 Shareholder Letter 18

NON-GAAP FINANCIAL MEASURES

(In thousands)

	THREE MONTHS ENDED MARCH 31,	
	2019	2018
Adjusted EBITDA:		
Net loss	$ (10,286)	$ (5,925)
Add (deduct):		
Income tax (benefit) expense	41	24
Interest (income) expense, net	(118)	(17)
Other expense (income), net	7	8
Depreciation and amortization[1]	2,716	2,455
Stock-based compensation[2]	1,921	2,208
Acquisition, disposition, realignment and contingent payment costs[3]	90	—
Adjusted EBITDA	$ (5,629)	$ (1,247)
Free Cash Flow:		
Net cash used in operating activities	$ (6,963)	$ (5,299)
Purchases of property and equipment	(1,607)	(1,673)
Purchases of intangible assets	—	(29)
Acquisition, disposition, realignment and contingent payments[3]	—	—
Free Cash Flow	$ (8,570)	$ (7,001)

(1) Represents depreciation expense of the Company's long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the Company's GAAP results of operations.

(2) Represents the expense related to stock-based awards granted to employees, as included in the Company's GAAP results of operations.

(3) Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.

LEAF GROUP | Q1 2019 Shareholder Letter 19

SEGMENT REPORTING

(In thousands)

	THREE MONTHS ENDED MARCH 31,	
	2019	2018
Segment Revenue:		
Marketplaces	$ 20,838	$ 20,967
Media	13,200	12,780
Total revenue	$ 34,038	$ 33,747
Segment Operating Contribution:		
Marketplaces[1]	$ (1,311)	$ 61
Media[1]	3,609	5,457
Add (deduct):		
Corporate expenses[2]	(7,927)	(6,765)
Acquisition, disposition and realignment costs[3]	—	—
Adjusted EBITDA	$ (5,629)	$ (1,247)
Reconciliation to consolidated pre-tax income (loss):		
Adjusted EBITDA	$ (5,629)	$ (1,247)
Add (deduct):		
Interest income (expense), net	118	17
Other income (expense), net	(7)	(8)
Depreciation and amortization[4]	(2,716)	(2,455)
Stock-based compensation[5]	(1,921)	(2,208)
Acquisition, disposition, realignment and contingent payment costs[6]	(90)	—
Loss before income taxes	$ (10,245)	$ (5,901)

(1) Segment operating contribution reflects earnings before corporate and unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses.

(2) Corporate expenses include corporate and unallocated operating expenses that are not directly attributable to the operating segments, including: corporate information technology, marketing and general and administrative support functions and also excludes the following: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); and (e) income taxes.

(3) Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, and (c) other payments attributable to acquisition, disposition or corporate realignment activities, excluding contingent payments to certain key employees/equity holders of acquired businesses.

(4) Represents depreciation expense of the Company's long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets, included in the Company's GAAP results of operations.

(5) Represents the expense related to stock-based awards granted to employees as included in the Company's GAAP results of operations.

(6) Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.

LEAF GROUP | Q1 2019 Shareholder Letter 20